UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12
PROFESSIONAL VETERINARY PRODUCTS, LTD.
(Name of Registrant as Specified In Its Charter)
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NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSALS TO BE VOTED UPON
PROPOSAL 1: Election of Class III Shareholder Directors
YOUR BOARD RECOMMENDS A VOTE FOR THE ELECTION
PROPOSAL 2: Election of Non-Shareholder Director
YOUR BOARD RECOMMENDS A VOTE FOR THE ELECTION
NOMINEES AND CURRENT DIRECTORS
MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDER PROPOSALS
ANNUAL REPORT AND FINANCIAL STATEMENTS
OTHER BUSINESS
REVOCABLE PROXY

PROFESSIONAL VETERINARY PRODUCTS, LTD.
10077 South 134th Street
Omaha, Nebraska 68138
NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
DECEMBER 16, 2005
To the Shareholders of Professional Veterinary Products, Ltd.:
     Notice hereby is given that the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) of Professional Veterinary Products, Ltd. (the “Company”) will be held at the Company’s principal office, 10077 South 134th Street, Omaha, Nebraska 68138, on Friday, December 16, 2005, at 10:00 a.m., local time. The purposes of the Annual Meeting are to:
1.	Consider and act upon a proposal to elect three (3) Class III Directors of the Company to serve until the 2008 Annual Meeting of Shareholders.

2.	Consider and act upon a proposal to elect one (1) non-shareholder Director of the Company to serve until the 2008 Annual Meeting of Shareholders.

3.	Transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
     The Board of Directors currently is not aware of any other business to come before the Annual Meeting, and the foregoing items of business are more fully described in the proxy statement accompanying this Notice.
     Only shareholders of record at the close of business on October 31, 2005 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof. Shares of Common Stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. The Company intends to mail the proxy statement and accompanying proxy card on or about November 22, 2005 to all shareholders entitled to notice of and to vote at the Annual Meeting. A copy of the Company’s 2005 Annual Report to Shareholders, which includes audited financial statements, is enclosed.
     All shareholders are cordially invited to attend the Annual Meeting in person. We suggest that you carefully read the enclosed proxy statement. To assure the presence of a quorum, you are requested to promptly sign, date and return the enclosed form of proxy, which is solicited by the Board of Directors, by fax or in the enclosed, self-addressed stamped envelope whether you plan to attend the Annual Meeting. The proxy will not be used if you attend and vote at the Annual Meeting in person.

By Order of the Board of Directors,

Omaha, Nebraska	/s/ Buddy D. Ray, D.V.M.

November 14, 2005	Buddy D. Ray, D.V.M.
Corporate Secretary
YOUR PROXY VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.

PROFESSIONAL VETERINARY PRODUCTS, LTD.
10077 South 134th Street
Omaha, Nebraska 68138
PROXY STATEMENT
2005 ANNUAL MEETING OF SHAREHOLDERS
DECEMBER 16, 2005
INFORMATION CONCERNING SOLICITATION AND VOTING
General
     This Proxy Statement is furnished in connection with the solicitation of proxies from the shareholders of Professional Veterinary Products, Ltd. (the “Company”) to be voted at the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Company’s principal office, 10077 South 134th Street, Omaha, Nebraska 68138 on Friday, December 16, 2005, at 10:00 a.m., local time, and at any adjournments thereof. THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. If not otherwise specified, all proxies received pursuant to this solicitation will be voted (i) FOR the election of the Class III director nominees named herein; (ii) FOR the election of the non-shareholder director nominee named herein; and (iii) with respect to any other matters properly brought before the Annual Meeting, in accordance with the recommendations of the Board of Directors, or, if no recommendations are given, in accordance with the judgment of the proxy holders.
     The Company intends to mail this proxy statement and accompanying proxy card on or about November 22, 2005 to all shareholders entitled to vote at the Annual Meeting.
Voting Rights and Quorum Requirement
     Holders of shares of the Company’s common stock (the “Common Stock”) of record at the close of business on October 31, 2005 (the “Record Date”) are entitled to vote at the Annual Meeting. As of that date, there were 2,012 shares of Common Stock outstanding. Each shareholder entitled to vote will have one vote for each share of Common Stock owned of record by such shareholder as of the close of business on the Record Date on any matter which may properly come before the meeting.
     In order to transact business at the Annual Meeting, a quorum must be present. A quorum is present if a majority of the outstanding shares of the Common Stock as of the Record Date are represented in person or by proxy. Shares that are entitled to vote but that are not voted at the direction of the holder (called “abstentions”) and shares that are not voted by a broker or other record holder due to the absence of instructions from the beneficial owner (called “broker non-votes”) will be counted for the purpose of determining whether a quorum is present.
Required Vote
     Election of Directors. Directors are elected by a plurality of the votes cast, which means that the director nominees receiving the highest number of votes for their election will be elected as directors. Abstentions and broker non-votes are not counted as votes for the election of any director nominee.
     Other Matters. Approval of other matters submitted to shareholders for consideration and action at the Annual Meeting requires that the number of votes cast for the matter exceeds the number of votes cast against the matter. Abstentions and broker non-votes will be disregarded in determining whether a matter has been approved.
     All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate votes cast for or against each proposal or withheld and abstentions.

Proxy Voting and Revocability of Proxies
     Shares can only be voted at the Annual Meeting if the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a shareholder may authorize the voting of his, her or its share at the Annual Meeting. The share of Common Stock represented by each properly executed proxy will be voted at the Annual Meeting in accordance with the shareholder’s directions. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted FOR the persons nominated by the Board for election as Class III Directors and FOR the election of the non-shareholder director.
     Execution of the accompanying proxy card will not affect a shareholder’s right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by voting at the meeting by giving either personal or written notice of such revocation to Dr. Lionel Reilly, President of Professional Veterinary Products, Ltd., at the Company’s offices at 10077 South 134th Street, Omaha, Nebraska 68138, or to the person designated as the Corporate Secretary at the commencement of the Annual Meeting.
Attendance and Voting at the Annual Meeting
     If you own a share of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted on a proxy card. We encourage you to vote your share in advance of the Annual Meeting date by returning the enclosed proxy card, even if you plan on attending the Annual Meeting. You may change or revoke your proxy at the Annual Meeting as described above even if you have already voted.
Costs of Solicitation
     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other employees of the Company.
EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN AND RETURN
THE ENCLOSED PROXY CARD EITHER BY FAX OR IN THE ENVELOPE PROVIDED,
WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
IF A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY,
IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARE IN PERSON.
     Each shareholder should read this information before completing and returning the enclosed proxy card. If you have any questions regarding the information in the proxy statement or regarding completion of the enclosed form of proxy, please call the Company at (402) 331-4440.

PROPOSALS TO BE VOTED UPON
PROPOSAL 1: Election of Class III Shareholder Directors
     The Company currently has a total of eight (8) shareholder directors who are veterinarians and elected from eight geographic districts pursuant to the Company’s Second Amended and Restated Articles of Incorporation (“Articles of Incorporation”). The directors are divided into three (3) classes with each class serving a three-year term. Class I consists of two (2) directors, one from District 3 and one from District 7. Class II consists of three (3) directors, one from each of the following Districts: 1, 2 and 6. Class III consists of three (3) directors, one from each of the following Districts: 4, 5 and 8. The geographic boundaries of the districts are provided for in the Company’s Bylaws and may be revised by the Board from time to time but no more frequently than annually to more accurately represent an equitable number of shareholders. Each director’s professional practice must be located in the district in which he or she is elected from at the time of the election.
     The shareholders elect approximately one-third of the Board of Directors each year. At the 2005 Annual Meeting, three (3) Class III directors from Districts 4, 5 and 8 are to be elected to serve until the 2008 Annual Meeting of Shareholders and until their respective successors have been elected. District 4 is comprised of the states of Alabama, Arkansas, Louisiana, Mississippi and Missouri. District 5 is comprised of the states of Arizona, California, Colorado, Hawaii, Kansas, Nevada, New Mexico, Oklahoma, Texas, and Utah. District 8 is comprised of the states of Florida, Georgia, North Carolina, South Carolina, Virginia, the Caribbean Islands, Central America, Mexico, and South America. The Company currently does not have any customers or assets outside of the United States.
     The following current directors have been nominated to be elected at the Annual Meeting: G.W. Buckaloo, Jr., D.V.M., District 4, Tom Latta, D.V.M., District 5, and William Swartz, D.V.M., District 8, each of whom will hold office until his successor shall have been elected and qualified. Detailed information on each nominee is provided in the “Nominees and Current Directors” section.
Voting Requirement and Board Recommendation
     Assuming that a quorum is present, the affirmative vote of the holders of a plurality of the shares present in person or by valid proxy is required to approve this Proposal 1: Election of Class III Shareholder Directors and elect each of the director nominees.
     Unless otherwise instructed, it is the intention of the persons named as proxies on the accompanying proxy card to vote shares represented by properly executed proxies FOR the election of such nominees. Although the Board anticipates that the three (3) nominees will be available to serve as directors of the Company, if any of them should be unwilling or unable to serve, it is intended that the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board.
YOUR BOARD RECOMMENDS A VOTE FOR THE ELECTION
OF EACH OF ITS NOMINEES FOR CLASS III DIRECTORS.
PROPOSAL 2: Election of Non-Shareholder Director
     Corporate turmoil, resulting from mismanagement of national corporations, has and continues to permeate publicly traded companies. The Company actively considers proposals to strengthen its corporate governance and to protect its shareholders. Last year, the Company’s Articles of Incorporation were amended to include a provision permitting the election of non-shareholder directors. The Board of Directors believes that adding one or two non-shareholder directors with special expertise would strengthen the Company’s corporate governance practices and protect the interests of the shareholders. The Company intends to seek highly qualified individuals for these non-shareholder director seats.

     The Company currently must have eight (8) shareholder directors, and according to the Articles of Incorporation, no more than two non-shareholder directors may be elected to serve on the Board of Directors and be voting members . The Board of Directors may nominate zero, one, or two individuals to fill these positions subject to election by the shareholders. If a non-shareholder director is elected to the Board of Directors, such director shall serve a three-year term and shall be a voting member of the Board. Such directors are not required to be affiliated with any geographic districts.
     A. Donald Janezic, Jr. has been nominated by the Board of Directors to be elected as one of the non-shareholder directors. Detailed information on Mr. Janezic is provided in the “Nominees and Current Directors” section. Although the Board of Directors may nominate an additional non-shareholder director, the Board of Directors does not wish to nominate any additional directors at this time.
Voting Requirement and Board Recommendation
     Assuming that a quorum is present, the affirmative vote of the holders of a plurality of the shares present in person or by valid proxy is required to approve this Proposal 2: Election of Non-Shareholder Director and elect the director nominee.
     Unless otherwise instructed, it is the intention of the persons named as proxies on the accompanying proxy card to vote shares represented by properly executed proxies FOR the election of such nominee. Although the Board anticipates that the nominee will be available to serve as a non-shareholder director of the Company, if he is unwilling or unable to serve, it is intended that the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board.
YOUR BOARD RECOMMENDS A VOTE FOR THE ELECTION
OF THE NOMINEE FOR NON-SHAREHOLDER DIRECTOR.
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
NOMINEES AND CURRENT DIRECTORS
     The Board is comprised of eight shareholders who are licensed veterinarians. Each director, or the practice of which he or she is a member, owns one share of the Company’s Common Stock. The following tables contain information about the director nominees, directors, and executive officers.
Nominees for the Board of Directors
     The following table contains information about the persons nominated for election at the 2005 Annual Meeting of Shareholders, including those persons currently serving as directors:

				Year First
				Became
Name and Position	Age	District	Class	Director	Term Expires
G.W. Buckaloo, Jr., D.V.M., Director	58	4	III	2002	2005
Tom Latta, D.V.M., Director	61	5	III	2002	2005
William Swartz, D.V.M., Chairman and Director	63	8	III	2002	2005
A. Donald Janezic, Jr., Director Nominee	59	N/A	N/A	—	—
     G. W. Buckaloo, Jr., D.V.M., has served as a Director since December 6, 2002. He is a companion animal practitioner and President of Crysler Animal Hospital located in Independence, Missouri. Dr. Buckaloo received a Doctor of Veterinary Medicine degree from the University of Missouri in 1972.
     Tom Latta, D.V.M., has served as a Director since December 6, 2002. He is senior partner of Hansford County Veterinary Hospital located in Spearman, Texas. Dr. Latta received a Doctor of Veterinary Medicine degree from the Oklahoma State University in 1968.

     William Swartz, D.V.M., has served as a Director since December 6, 2002 and as Chairman since 2004. He previously served as Vice Chairman from 2003 to 2004. He is the owner and medical director of Clocktower Animal Hospital located in Herndon, Virginia. Dr. Swartz received a Doctor of Veterinary Medicine degree from the Ohio State University in 1966.
     A. Donald Janezic, Jr. has been Chief Financial Officer of R.C. Bigelow since August 1987. Mr. Janezic has acted as a financial consultant to the Company’s Board of Directors during 2005. Mr. Janezic earned his Master’s degree in accounting from the University of New Hampshire in 1983 and has been a CPA since 1972.
Class I and Class II Directors

				Year First
				Became
Name and Position	Age	District	Class	Director	Term Expires

Chester L. Rawson, D.V.M., Director	61	3	I	2000	2006
Amy L. Hinton, D.V.M., Vice Chairman and Director	42	7	I	2000	2006
Steven E. Wright, D.V.M, Director	57	1	II	2001	2007
Buddy D. Ray, D.V.M., Director	53	6	II	2001	2007
Scott A. Shuey, D.V.M, Director	38	2	II	2004	2007
     Chester L. Rawson, D.V.M., has served as a Director of the Company since 2000 and previously served as Chairman from 2002 to 2003 and as Vice-Chairman from 2000 to 2002. He currently is a consultant for Alta Genetics Inc. Prior to that, Dr. Rawson was employed by Veterinary Associates for approximately thirty years. Dr. Rawson received a Doctor of Veterinary Medicine degree from the University of Illinois in 1968.
     Amy L. Hinton, D.V.M., has served as a Director of the Company since 2000 and as Vice Chairman since 2004. She currently is a clinical veterinarian with Companion Animal Veterinary Services in Shippensburg, Pennsylvania and was previously employed by Best Friends Animal Hospital from 1990 to 2002. Dr. Hinton received a Doctor of Veterinary Medicine degree from the University of Tennessee in 1988.
     Steven E. Wright, D.V.M., has served as a Director since December 7, 2001. Dr. Wright previously served as Chairman from 2003 to 2004 and as Vice Chairman from 2002 to 2003. He is an exclusive small animal practitioner and owner of Millard Veterinary Clinic located in Omaha, Nebraska. Dr. Wright received a Doctor of Veterinary Medicine degree from Kansas State University in 1974.
     Buddy D. Ray, D.V.M., has served as a Director since December 7, 2001 and has served as Secretary since 2003. He is a mixed practitioner and partner with Mayfield Veterinary Clinic located in Mayfield, Kentucky. Dr. Ray received a Doctor of Veterinary Medicine degree from the Auburn University School of Veterinary Medicine in 1978.
     Scott A. Shuey, D.V.M., has served as a Director since December 10, 2004. He has been a large animal veterinarian for and the Corporate Secretary of Southern Hills Veterinary Services, Inc. in Corning, Iowa since 1997. Dr. Shuey received a Doctor of Veterinary Medicine Degree from Kansas State University in 1996.

Geographic Districts
The following map illustrates the geographic breakdown of the eight districts:
Meetings and Attendance of the Board of Directors
     The Company’s Board held ten (10) meetings during the fiscal year ended July 31, 2005. All Directors attended at least 75% of the meetings of the Board and the committees of which they were members.
     Although the Company does not have formal policy regarding attendance by its members of the Board of Directors at the Company’s Annual Meeting of Shareholders, it encourages all directors to attend. All current members of the Board attended the 2004 Annual Meeting of Shareholders.
Compensation of Directors
     Directors are paid $1,250 per day for attendance at the Company’s Mid-Year and Annual Meetings, and any specially-called Board meetings where attendance is required. In addition, directors are reimbursed for their expenses, including meeting related travel and lodging at the meeting location. Directors are paid $750 annually for participation in Board teleconference meetings and $250 for attendance at designated meetings they attend. No other compensation is paid to directors without further action by the Board.
Committees of the Board
     The Board has established three committees: Executive, Corporate Governance, and Audit. The functions performed by these committees are summarized below:

Executive Committee
     The Executive Committee is comprised of Dr. Amy L. Hinton, Dr. Buddy D. Ray, Dr. William Swartz, and Dr. Steven E. Wright. The Committee’s duties include, among other things, involvement in long-range planning, the formulation of corporate policies, and making recommendations to the Board concerning salaries and incentive compensation for our officers and employees. The Executive Committee met three (3) times during the fiscal year ended July 31, 2005. The Executive Committee Report on Executive Compensation for 2005 is set forth below.
Corporate Governance Committee
     The Board of Directors established the Corporate Governance Committee, to replace the Nominating Committee, in June 2003. This Committee is comprised of Dr. Tom Latta, Dr. Chester L. Rawson, Dr. William Swartz and Dr. Steven E. Wright. The Corporate Governance Committee met three (3) times during the fiscal year ended July 31, 2005.
     The purposes of the Corporate Governance Committee, include, without limitation, identifying and endorsing qualified individuals for nomination and/or re-nomination as directors of the Board, recommending committee assignments to the full Board annually, designing and managing methods of evaluation for the Board’s collective performance, individual members’ performances and Chief Executive Officer’s performance, recommending appropriate levels and forms of director compensation to the Board of Directors, addressing current issues of corporate governance and making recommendations to the Board, and ensuring appropriate succession plans for the Chief Executive Officer and key employee positions. The Company believes that each member of the Corporate Governance Committee satisfies the independence standard for directors set forth in the listing standards of the American Stock Exchange (“AMEX”).
     The Corporate Governance Committee has recommended that the Board of Directors nominate G. W. Buckaloo, Jr., D.V.M., Tom Latta, D.V.M., William Swartz, D.V.M. and A. Donald Janezic, Jr. for election at the Annual Meeting. Drs. Buckaloo, Latta and Swartz are standing for reelection as directors of the Company. Dr. Reilly, CEO and President, recommended Mr. Janezic to the Corporate Governance Committee for consideration as a director nominee.
     The Corporate Governance Committee adopted a written charter on July 17, 2003. A current copy of the Committee’s Charter is available on the Company’s website under “Investor Relations”. The Company’s website is www.pvpl.com. Information contained in the website is not incorporated by reference into this proxy statement and you should not consider information contained in the website a part of this proxy statement.
     Director nominees are chosen by the entire Board of Directors, after considering the recommendations of the Corporate Governance Committee. As a matter of course, the members of the Corporate Governance Committee review the qualifications of various persons. The Corporate Governance Committee does not have a formal policy with regard to the consideration of any director candidates recommended by shareholders, but it will consider suggestions received from shareholders regarding director nominees and will review all candidate recommendations. To recommend a director candidate, a shareholder should contact the chairperson of the Committee by writing to: Chairperson of the Corporate Governance Committee, c/o Professional Veterinary Products, Ltd., 10077 South 134th Street, Omaha, Nebraska 68138.
     With regard to specific qualities and skills, the Company’s Articles of Incorporation require that eight (8) of the directors be veterinarian shareholders of the Company. Two additional non-shareholders may be elected to the Board of Directors as voting members. The President of the Company also may be elected as a non-voting member. The Corporate Governance Committee believes it necessary that at least a majority of the members of the Board of Directors qualify as “independent” under AMEX Sec. 121.A. In addition to these specific requirements, the Corporate Governance Committee takes into account all factors it considers appropriate, which may include geographic representation, personal and professional skills, general business acumen and experience, and the highest personal and professional integrity. Generally, the Corporate Governance Committee will first consider current Board members because they meet the criteria listed above and possess knowledge of our history, strengths, weaknesses, goals, and objectives. We do not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The Committee identifies and evaluates nominees for director by considering the recommendations of constituents, board members, staff members and other executives. All nominees are evaluated using the criteria discussed above and set forth in the Committee’s Charter.
Audit Committee
     The Audit Committee is comprised of Dr. G. W. Buckaloo, Jr., Dr. Amy L. Hinton, Dr. Buddy D. Ray, and Dr. Scott A. Shuey. This Committee serves as a direct link between the Board and the independent registered public accounting firm and regularly meets with such public accounting firm to review the audit function. The Audit Committee’s primary purpose is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company’s financial reports and financial reporting processes and systems of internal control. The Audit Committee reviews the services provided by the Company’s independent registered public accounting firm, consults with the public accounting firm, and reviews the need for internal auditing procedures and the adequacy of internal controls. The Audit Committee met four (4) times during the fiscal year ended July 31, 2005.
     The Company believes that its Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each member of the Audit Committee satisfies the independence and audit committee membership criteria set forth in the listing standards of AMEX. Specifically, each member of the Audit Committee:
•	will be independent under AMEX Section 121.A.;

•	will meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act;

•	will not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three fiscal years; and

•	will be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement.
     The Board of Directors has determined that the Company presently does not have an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission (“SEC”) issued pursuant to Section 407 of the Sarbanes-Oxley Act. However, the Board of Directors believes that its members are capable of analyzing and evaluating its financial statements and understanding internal controls and procedures for financial reporting and that their experience and non-financial expertise as practicing veterinarians is appropriate for the Company and in the best interest of its shareholders who are all practicing veterinarians. Like many Companies, it is difficult for the Company to attract and retain board members who qualify as an “audit committee financial expert” and competition for these individuals is significant, especially in light of the Company’s unique board membership comprised solely of licensed veterinarians. The Board believes that its current audit committee members are able to fill the role under the SEC regulations despite not having a designated “audit committee financial expert.” In 2005, the Company retained Mr. Janezic as a financial consultant to advise the Audit Committee and the Board.
     On March 23, 2000, the Board of Directors adopted an Audit Committee Charter. A copy of the Audit Committee Charter was attached as an appendix to the proxy statement filed for fiscal year 2003. Information contained in such prior filing is not incorporated by reference into this proxy statement.

Audit Committee Report
     The following report of the Audit Committee shall not be deemed to be incorporated by reference in any documents filed by the Company with the SEC under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this proxy statement by reference, except to the extent that the Company specifically incorporates the report by reference in any such document.
     The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company’s financial reports and financial reporting processes and systems of internal control. The Company’s management has the primary responsibility for the financial statements and the reporting process, including maintenance of the Company’s system of internal controls. The Company retains an independent registered public accounting firm who is responsible for conducting an independent audit of the Company’s financial statements, in accordance with the standards of the Public Company Accounting Oversight Board, and issuing a report thereon.
     The Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended July 31, 2005 with management and the Company’s independent registered public accounting firm, Quick & McFarlin, P.C., and in issuing this report, has relied on the responses and information provided to the Audit Committee by management and the independent registered public accounting firm. The Committee also has discussed with Quick & McFarlin, P.C. the matters required to be disclosed by Statement on Auditing Standards No. 61 (Communication with Audit Committees or Others with Equivalent Authority and Responsibility), as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Committee has received and reviewed the written disclosures and the letter from Quick & McFarlin, P.C. required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees), as amended, by the Independence Standards Board, and has discussed with the independent registered public accounting firm its independence.
     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2005, for filing with the SEC. The Committee also has considered whether the provision of services by Quick & McFarlin, P.C. not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Forms 10-Q for the quarters ended October 31, 2004, January 31, 2005, and April 30, 2005 is compatible with maintaining Quick & McFarlin, P.C.’s independence.

Audit Committee:

Dr. G. W. Buckaloo, Jr.
Dr. Amy L. Hinton
Dr. Buddy D. Ray
Dr. Scott A. Shuey
Code of Ethics
     The Board of Directors adopted a Code of Ethics on June 1, 2005, that applies to the principal executive officer and the principal financial and accounting officer in accordance with the rules prescribed by the SEC. The Code of Ethics is posted on the Company’s website under “Investor Relations”. The Company’s website address is www.pvpl.com. Information contained in the website is not incorporated by reference into this proxy statement and you should not consider information contained in the website a part of this proxy statement.

Shareholder Communication
          The Company does not have a formal policy relating to shareholder communication. The Company’s current practice includes mailing to each shareholder the contact information for the board member elected from such shareholder’s District after the annual and mid-year meetings of the Board. At the 2005 Annual Meeting of Shareholders, the shareholders will be given the opportunity to ask general questions of the directors. Further, any shareholder who desires to contact the Board of Directors or any individual director may do so through the Company’s website (www.pvpl.com) or by writing to: Professional Veterinary Products, Ltd. Board of Directors, 10077 South 134th Street, Omaha, Nebraska 68138. Communications should be addressed to the Chairman of the Board of Directors or to the individual director’s name. Information contained in our website is not incorporated by reference into this proxy statement, and you should not consider information contained in our website as part of this proxy statement.
MANAGEMENT
          The Company’s day to day affairs are managed by the Company’s executive officers who are appointed for a one year term, and its Board of Directors. Executive officers of the Company, and other significant employees of the Company, are listed below:

Name	Age	Position
Lionel L. Reilly, D.V.M.	62	President and Chief Executive Officer

Neal B. Soderquist	50	Chief Financial Officer and Vice President

Cheryl E. Miller	57	Vice President of Corporate Services

Stephen J. Price	46	Vice President of Sales and Marketing
          Lionel L. Reilly, D.V.M., has served as President and CEO of the Company since 1994. Prior to that, he was Vice President, Business Operations and functioned as the CEO. He has been with the Company since 1983, shortly after its founding. Dr. Reilly spent several years as a military veterinarian, over five years in private clinical veterinary practice and five years in the industry as a researcher and technical services veterinarian. He has a degree from Kansas Wesleyan University in Salina, Kansas. Dr. Reilly graduated in 1970 from the College of Veterinary Medicine, Kansas State University, Manhattan, Kansas. See “Employment Contract.”
          Neal B. Soderquist was appointed Chief Financial Officer in 1994 and elected Vice President of Finance and Technology in July 2005. From 1989 to 1994, he served in that position and managed most of the human resource functions. In 1975, he received an Associate’s Degree in accounting from the Lincoln School of Commerce in Lincoln, Nebraska.
          Cheryl E. Miller was appointed department Director of Corporate Services in 2000 and was elected as Vice President of Corporate Services in 2005. Ms. Miller has been with the Company since 1994 when she was retained as a Human Resources Consultant, and in 1996, she became employed as the Company’s Human Resources Manager. Ms. Miller earned her Bachelor’s Degree in education in 1972 and Master’s Degree in Organizational Communication in 1989, both from the University of Nebraska at Omaha.
          Stephen J. Price was appointed department Director of Sales and Marketing and was elected Vice President of Sales and Marketing in 2005. Prior to that, from 2002 through 2005, Mr. Price was the General Manager for ProConn, LLC, a wholly-owned subsidiary of the Company. From 2000 through 2002, Mr. Price was employed by Hi-Pro Animal Health in Friona, Texas, and his responsibilities included Business Development and Special Projects. Hi-Pro Animal Health is an animal health supplier. From 1998 through 2000, Mr. Price was the Manager of Farm Centers, Inc. in Shawnee, Oklahoma. Mr. Price earned his Bachelor’s Degree in agriculture (animal science) from Oklahoma State University, Stillwater in 1982.

Executive Compensation
          The following table represents all compensation paid by the Company and its subsidiaries to the “named executive officers” for the fiscal years 2003 through 2005.

		Annual Compensation		All Other Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus
Lionel L. Reilly	2005	$279,301	$100,537	$33,353	(1)
President and Chief Executive Officer	2004	$298,004	$131,711	$33,417	(1)
	2003	$264,207	$100,631	$42,643	(1)
Neal B. Soderquist	2005	$119,452	$25,134	$12,460	(2)
Chief Financial Officer and Vice President	2004	$120,225	$32,986	$13,782	(2)
	2003	$111,228	$25,416	$13,664	(2)
Cheryl E. Miller	2005	$119,452	$25,334	$12,486	(3)
Vice President of Corporate Services	2004	$120,225	$32,986	$13,782	(3)
	2003	$111,228	$25,616	$13,684	(3)
Stephen J. Price	2005	$99,394	$108,712	$8,962	(4)
Vice President of Sales and Marketing	2004	$90,000	$80,691	$8,109	(4)
	2003	$82,500	$51,358	$0

(1)	For fiscal years 2005, 2004, and 2003, the Company contributed $6,150, $6,000, and $6,000, respectively, to Dr. Reilly’s 401(k) Plan and $12,300, $12,000, and $14,000, respectively, to Dr. Reilly’s profit-sharing Plan. For fiscal years 2005, 2004 and 2003, the Company contributed $14,903, $15,417 and $22,643, respectively, to Dr. Reilly’s life insurance policy.

(2)	For fiscal years 2005, 2004, and 2003, the Company contributed $4,153, $4,594, and $4,099, respectively, to Mr. Soderquist’s 401(k) Plan and $8,307, $9,188, and $9,565, respectively, to Mr. Soderquist’s profit-sharing Plan.

(3)	For fiscal years 2005, 2004, and 2003, the Company contributed $4,164, $4,594, and $4,105, respectively, to Ms. Miller’s 401(k) Plan and $8,322, $9,188, and $9,579, respectively, to Ms. Miller’s profit-sharing Plan.

(4)	For fiscal years 2005 and 2004, the Company contributed $2,986 and $2,700, respectively, to Mr. Price’s 401(k) Plan and $5,976 and $5,409, respectively, to Mr. Price’s profit-sharing Plan.
Employment Contract
          The Company and Dr. Lionel L. Reilly have entered into an employment contract pursuant to which Dr. Reilly will act as President and Chief Executive Officer of the Company. The contract provides that Dr. Reilly shall devote his full-time professional energy, skill, efforts and attention to the business of the Company. The contract automatically renews for successive one year periods unless terminated by either party. If the Company terminates the contract without cause, Dr. Reilly will remain employed by the Company for a one-year consulting period, during which period he will be paid his base salary at the level in effect upon termination. During the period of his employment, Dr. Reilly is entitled to a base salary of not less than $240,000 per year, to be increased in each year thereafter by an amount equal to not less than the percentage increase in the consumer price index over the previous year, with a minimum increase of 3% and a maximum increase of 6%. In July, the Board of Directors determined that Dr. Reilly’s salary should be increased to $332,030, effective August 1, 2005, which increase exceeds the maximum of 6%. Dr. Reilly is also entitled to quarterly bonuses equal to one percent of the quarterly net income before the shareholder performance rebate and income tax expense based on the Company’s unaudited consolidated financial statements. Under the contract, Dr. Reilly is bound by confidentiality provisions and covenants not to compete with us for a one year period after ceasing to be employed by the Company.
          The Company has purchased two life insurance policies on the life of Dr. Reilly. Both policies are flexible premium adjustable life insurance policies for $500,000. The Company is the beneficiary of one of the policies and the Lionel Reilly Trust is the beneficiary of the other policy. For additional information, see

“Certain Relationships and Related Transactions.”
          For additional information on change-of-control agreements with executive officers, see “Management — Supplemental Executive Retirement Plan.”
          The following report of the Executive Committee on executive compensation shall not be deemed to be incorporated by reference in any documents filed by the Company with the SEC under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this proxy statement by reference, except to the extent that the Company specifically incorporates this report by reference in any such document.
Executive Committee Report on Executive Compensation for 2005
          The Executive Committee of the Board of Directors prepared the following report on executive compensation. The approach to determining executive compensation generally consists of two elements: base salary and bonus. For fiscal year ended 2005, the Chief Executive Officer’s salary and quarterly bonuses were calculated in accordance with the terms of his Employment Agreement with the Company.
          The Board of Directors establishes the goals for the Chief Executive Officer, and the Chief Executive Officer establishes the goals for the rest of the executives. Other than the Chief Executive Officer, the bonus amounts for the executives are quarterly bonuses equal to a percentage of the quarterly net income before the shareholder performance rebate and income tax expense based on the Company’s unaudited consolidated financial statements. The Executive Committee believes that the annual bonus structure directly links corporate performance to executive compensation and provides incentives for employees. The Executive Committee has reviewed the base salaries of the Company’s executive officers and believes such salaries are generally comparable to those earned by similarly-situated executives.

Executive Committee:

Dr. Amy L. Hinton
Dr. Buddy D. Ray
Dr. William Swartz
Dr. Steven E. Wright
Supplemental Executive Retirement Plan
          The Company established the Professional Veterinary Products, Ltd. Supplemental Executive Retirement Plan effective January 1, 2003. The Plan provides benefits to certain highly compensated management employees of the Company. The Executive Committee of the Board of Directors determines those highly compensated management employees who are eligible to participate in the Plan. The Plan is administered by a Committee, consisting of the Company’s Chief Executive Officer, Chief Financial Officer, and Chief Administrative Officer. As part of this responsibility, the Committee has the discretionary authority necessary or appropriate to administer the Plan. The Board of Directors has the right to amend or terminate the Plan at any time. No change in the Plan, however, will result in the loss of benefits earned by a participant prior to such amendment or termination.
          The Plan provides benefits upon a participant’s retirement, early retirement, disability before retirement, and in some cases, survivor benefits to a participant’s beneficiary. Benefits will also be paid to a participant if the participant’s employment is terminated within three years following a change in control as defined in the Plan document. Under the terms of this Plan, the Company is responsible for the premiums of the additional disability coverage purchased but the respective executive or employee owns the insurance policy. The Plan is unfunded and is not subject to ERISA requirements.
          Benefits payable under the Plan are paid exclusively from the Company’s general assets. Because these assets remain subject to the claims of the Company’s general creditors, no security is offered against the Company’s financial inability to pay due to insolvency or bankruptcy. While the Plan is an unfunded non-

contributory plan, the Company is informally funding the plan through life insurance contracts on the participants. The life insurance contracts had cash surrender values of $1.1 million at July 31, 2005. The amount of the annual benefit is based upon the final three-year average of compensation paid to such executives. Benefits under this Plan can be illustrated as follows:

Average Final Three Years
of Compensation	Plan Benefit
$150,000	$120,000
$200,000	$160,000
$300,000	$240,000
$400,000	$320,000
          The benefits shown in the above table are subject to offsets for Social Security and Company paid 401(k) and profit sharing contributions at the time of payment. For additional information, see “Certain Relationships and Related Transactions.”
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          The Company’s Articles of Incorporation specifically provide that each shareholder is entitled to own only one share of stock. Thus, there is no shareholder that currently owns or will own more than one share in the future and no shareholder owns less than or a fractional portion of the single share. Accordingly, no single shareholder owns more than 5% of the outstanding Common Stock. The percentages shown prior to this offering are based on 2,012 shares of Common Stock outstanding on October 31, 2005. Except as indicated and subject to community property laws where applicable, the persons named in the table have sole voting and investment power for each share beneficially owned by them.

	Shares
	Beneficially	Nature of Beneficial	Percentage
Name of Beneficial Owner	Owned(1)	Ownership	of Class
Dr. Buddy D. Ray	1	By Mayfield Veterinary Clinic(2)	*
Dr. Steven E. Wright	1	By Millard Veterinary Clinic	*
Dr. Chester L. Rawson	1	By Alta Genetics(3)	*
Dr. G.W. Buckaloo, Jr.	1	By Crysler Animal Hospital(2)	*
Dr. Tom Latta	1	By Hansford County Veterinary Hospital	*
Dr. Amy L. Hinton	1	By Companion Animal Veterinary Services	*
Dr. William Swartz	1	William Swartz, D.V.M.	*
Dr. Scott A. Shuey	1	By Adams County Veterinary Services, Inc.(2)	*
A. Donald Janezic, Jr.(4)	0		—
Dr. Lionel L. Reilly	0		—
Neal B. Soderquist	0		—
Cheryl E. Miller	0		—
Stephen J. Price	0		—
All executive officers and directors as a group (13 persons)	8		*

*	Less than one percent

(1)	No shareholder has the right to acquire beneficial ownership of any additional securities.

(2)	Voting power shared with owners of veterinary practice.

(3)	Dr. Rawson has no voting power and is a consultant of the shareholder, Alta Genetics.

(4)	Mr. Janezic has been nominated to be elected as a non-shareholder board member at the 2005 Annual Meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          We have not made loans to, loan guarantees on behalf of, or engaged in material transactions with the Company officers, directors or shareholders except as otherwise disclosed herein. In 2002, the Sarbanes-Oxley Act made it unlawful for any publicly traded company to extend or maintain credit, to arrange for the extension of credit, or to renew an extension of credit in the form of a personal loan to or for the benefit of executive officers and directors. The Sarbanes-Oxley Act also provides that an extension of credit maintained by such company on the date of enactment of the Sarbanes-Oxley Act will be “grandfathered” and therefore not subject to the Act as long as there is no material modification to any term of any such extension of credit or renewal of any such extension of credit on or after the enactment date. The Company does not believe that making additional payments under the pre-existing insurance arrangements should constitute banned personal loans, and to the extent certain policies may be considered loans, the Company’s current arrangements are grandfathered under the Sarbanes-Oxley Act and are not prohibited. Until further guidance is issued, the Company intends to continue paying such premiums for the benefit of Dr. Reilly.
          From time to time, we have engaged in transactions with affiliated parties. The directors and/or their related practices, acting in their capacity as shareholders, have purchased items related to the practice of veterinary medicine from the Company on the same terms and conditions as every other shareholder. As a matter of policy, all future material transactions between the Company and any of its officers, directors, or shareholders or other affiliates (including SERVCO) will be approved by our Audit Committee or a majority of the independent and disinterested members of the Board of Directors, will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be in connection with bona fide business purposes of the Company.
          The Company owns a 20% interest in SERVCO d/b/a MARKETLink. Dr. Reilly, the Company’s Chief Executive Officer and President serves on the board of SERVCO. During the fiscal year ended July 31, 2005, MARKETLink represented approximately 10% of the Company’s total net sales and other revenue.
          A. Donald Janezic, Jr., a board nominee, was a financial consultant to the Board of Directors and its committees during 2005. Mr. Janezic received fees of $2,000 per day plus $750 for teleconferences during the year. During fiscal 2005, the fees paid to Mr. Janezic totaled $11,350. Mr. Janezic also was reimbursed for his expenses for meeting related travel and lodging.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and holders of in excess of ten percent of any such class are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. We believe that our officers, directors, and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them during the preceding fiscal year.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
          The principal independent registered public accounting firm utilized by the Company during fiscal 2005 was Quick & McFarlin, P.C., and the Board of Directors has approved such firm to continue as its independent public accountants for the fiscal year ending July 31, 2006. A representative of Quick & McFarlin, P.C. is expected to attend the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to respond to appropriate questions from shareholders.
Principal Accounting Fees and Services
          The aggregate fees billed by Quick & McFarlin, P.C., the independent public accountants to the Company, for the two fiscal years ended July 31, 2005 and 2004 are as follows:

	Fiscal 2005	Fiscal 2004
Audit Fees(1)	$118,300	$78,500
Audit-Related Fees(2)	21,925	8,850
Tax Fees(3)	0	0
All Other Fees(4)	0	0

Total:	$140,225	$87,350

(1)	The aggregate Audit Fees billed for professional services rendered by the principal accountant for the audit of the Company’s annual financial statements and review of the financial statements included in Forms 10-Q or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)	The aggregate Audit-Related Fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements. In fiscal 2005, Audit-Related Fees were comprised of $11,250 in fees for the audit of the Company’s employee benefit plan and $10,675 in fees for services relating to Section 404 of the Sarbanes-Oxley Act. In fiscal 2004, Audit-Related Fees were comprised of $6,350 in fees for the audit of the Company’s employee benefit plan and $2,500 in fees for services relating to Section 404 of the Sarbanes-Oxley Act.

(3)	The aggregate Tax Fees billed for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.

(4)	The aggregate All Other Fees billed for products and services provided by the principal accountant.
          None of the services described above were approved pursuant to the de minimus exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.
          Our Audit Committee has maintained a policy pursuant to which it pre-approves all audit services to be performed by our independent public accountants in order to assure that the provision of such services is compatible with maintaining the accountant’s independence. Under this policy, pre-approval of an engagement for a specific type or category of services generally is provided for up to one year and typically is subject to a budget comprised of a range of anticipated fee amounts for the engagement. Management and the independent public accountant are required to periodically report to the Audit Committee regarding the extent of services provided by the principal independent accountant in accordance with the annual pre-approval, and the fees for the services performed to date. To the extent that management believes that a new service or the expansion of a current service provided by the independent accountant is necessary or desirable, such new or expanded services are presented to the Audit Committee for its review and approval prior to the engagement of the principal independent accountant to render such services. The Audit Committee pre-approved the services relating to the Audit-Related Fees set forth above for the audit of the Company’s employee benefit plan and for services relating to Section 404 of the Sarbanes-Oxley Act.

SHAREHOLDER PROPOSALS
          To be eligible for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2006 Annual Meeting of Shareholders, shareholder proposals intended to be presented at that meeting must be received by the Company in writing on or before August 1, 2006. However, if the date of the 2006 Annual Meeting of Shareholders is more than thirty days before or after December 16, 2006, then the deadline for submitting any such shareholder proposal for inclusion in the proxy materials relating to the 2006 Annual Meeting of Shareholders will be a reasonable time before we begin to print or mail such proxy materials. The inclusion of any such shareholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8. Please send any such proposals to Professional Veterinary Products, Ltd., 10077 South 134th Street, Omaha, Nebraska 68138, Attention: Dr. Lionel L. Reilly.
          Shareholders wishing to submit proposals or director nominations to be considered at our 2006 Annual Meeting of Shareholders but that are not to be included in the Company’s proxy statement and form of proxy must submit such proposal or director nomination to the Secretary of the Company on or before October 15, 2006. However, if the date of the 2006 Annual Meeting of Shareholders is more than thirty days before or after December 16, 2006, then the deadline for submitting any such shareholder proposal will be a reasonable time before we mail the proxy materials relating to such meeting. Under Rule 14a-4(c)(1) of the Exchange Act, the proxy holders designated by an executed proxy in the form accompanying our 2006 proxy statement will have discretionary authority to vote on any shareholder proposal that is not received on or prior to the deadline described above.
ANNUAL REPORT AND FINANCIAL STATEMENTS
          The Company’s 2005 Annual Report to shareholders, including financial statements, has accompanied the mailing of this proxy statement. The Annual Report does not constitute and should not be considered a part of this proxy solicitation material.
          The Company will provide without charge to each shareholder solicited, upon the written request of any such shareholder, a copy of its annual report on Form 10-K filed with the SEC, including the financial statements, exhibits, and schedules thereto, for the fiscal year ended July 31, 2005. Such written request should be directed to Professional Veterinary Products, Ltd., 10077 South 134th Street, Omaha, Nebraska 68138, Attention: Lois Crinklaw, Manager of Building and Office Services.
OTHER BUSINESS
          The Board does not know of any other matter to be presented at the Annual Meeting, but should any other matter properly come before the Annual Meeting, or any adjournment thereof, proxies will vote on such matter in accordance with their best judgment.

November 14, 2005	BY ORDER OF THE BOARD OF DIRECTORS
/s/ Dr. Lionel L. Reilly
President and Chief Executive Officer

TO BE CERTAIN THAT YOUR SHARE WILL BE REPRESENTED AT THE 2005 ANNUAL MEETING OF SHAREHOLDERS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON.

PROFESSIONAL VETERINARY PRODUCTS, LTD.
10077 South 134th Street
Omaha, Nebraska 68138
REVOCABLE PROXY
for
2005 ANNUAL MEETING OF SHAREHOLDERS
December 16, 2005
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PROFESSIONAL VETERINARY PRODUCTS, LTD. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and revokes any proxy heretofore given with respect to such meeting.
          The undersigned hereby appoints the person designated below as the nominee from my District as my Proxy with full power of substitution and hereby authorizes him or her to represent and vote my share of Common Stock of Professional Veterinary Products, Ltd. (“PVPL”) which the undersigned is entitled to vote, as specified below, at the 2005 Annual Meeting of Shareholders of PVPL to be held at 10:00 a.m. (CST) on Friday, December 16, 2005 at 10077 South 134th Street, Omaha, Nebraska 68138 and at any postponement or adjournment thereof.

District 1	District 2
Steven E. Wright, D.V.M.	Scott A. Shuey, D.V.M.
Millard Veterinary Clinic	Southern Hills Veterinary Services, Inc.
5757 South 144th Street	1902 Quincy Street
Omaha, NE 68137	Corning, IA 50841

District 3	District 4
Chester L. Rawson, D.V.M.	Lionel L. Reilly, D.V.M.
Alta Genetics Inc.	President and CEO
West 1951 Co. Rd. K	Professional Veterinary Products, Ltd.
Markesan, WI 53946	10077 South 134th Street
Omaha, Nebraska 68138

District 5	District 6
Lionel L. Reilly, D.V.M.	Buddy D. Ray, D.V.M.
President and CEO	Mayfield Vet Clinic
Professional Veterinary Products, Ltd.	501 W. James
10077 South 134th Street	Mayfield, KY 42066
Omaha, Nebraska 68138

District 7	District 8
Dr. Amy L. Hinton	Lionel L. Reilly, D.V.M.
Companion Animal Veterinary Services	President and CEO
4035 McClay’s Mill Rd.	Professional Veterinary Products, Ltd.
Shippensburg, PA 17257	10077 South 134th Street
Omaha, Nebraska 68138
          In the event the Proxy appointed above is unable to attend the 2005 Annual Meeting or is otherwise unable to act as Proxy, the undersigned hereby appoints Dr. Lionel Reilly, President of Professional Veterinary Products, Ltd., as Proxy to act on his or her behalf. This Proxy is revocable and the undersigned may revoke it at any time prior to the beginning of the Annual Meeting by giving either personal or written notice of such revocation to Dr. Lionel Reilly, President of Professional Veterinary Products, Ltd., at the Company’s offices at 10077 South 134th Street, Omaha, Nebraska 68138, or to the person designated as the Corporate Secretary at the commencement of the Annual Meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH SHAREHOLDER DIRECTOR NOMINEE AND FOR THE NON-SHAREHOLDER NOMINEE. NOTE: THE PROXIES OF THE UNDERSIGNED MAY VOTE ACCORDING TO THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY BE BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

Please sign exactly as name appears hereon. When signing as attorney, personal representative, trustee, or guardian, please give full title. All joint owners and trustees should sign. If the signer is a corporation or other entity, please sign in full the corporation or other entity name, by duly authorized officer/representative.

Dated this	day of	, 2005

Name – Signature

PVPL Account Number:

Name of Individual or Clinic (Please Print)

■ Please mark vote as in this example.
PROPOSAL 1: Election of Class III Shareholder Directors
     ☐ FOR all of the Class III Shareholder Director Nominees listed below (except as indicated) to serve a three year term:
G. W. Buckaloo, Jr., D.V.M., District 4
Tom Latta, D.V.M., District 5
William Swartz, D.V.M., District 8
     ☐ WITHHOLD AUTHORITY to vote for ALL nominees listed above
     ☐ WITHHOLD AUTHORITY to vote for the following individual nominees:
YOUR BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH
CLASS III SHAREHOLDER DIRECTOR NOMINEE.

PROPOSAL 2: Election of Non-Shareholder Director
     ☐ FOR A. Donald Janezic, Jr. as Director Nominee to serve a three year term
     ☐ WITHHOLD AUTHORITY to vote for nominee.
YOUR BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE
NON-SHAREHOLDER DIRECTOR NOMINEE.
I DO ☐ DO NOT ☐ EXPECT TO ATTEND THE ANNUAL MEETING
     You may fax this proxy to PVPL. A faxed copy of your signature is legally sufficient to count your vote by proxy. If you fax it back, there is no need to mail the original. PVPL FAX # 402-331-8655
PLEASE VOTE, DATE, SIGN AND RETURN THIS PROXY BEFORE 5:00 P.M. ON DECEMBER 7, 2005